Aetna Life Insurance and Annuity Company

                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-2131

                               Herein called Aetna

Agrees to pay the benefits stated in this Contract.

1.06     General Account..................................................
1.07.    Purchase Payment(s)..............................................
1.08.    Separate Accounts................................................
1.09.    Valuation Period.................................................
1.10.    Variable Annuity.................................................

                             II. GENERAL PROVISIONS

2.01.    Change of Contract...............................................
2.02.    Change of Fund(s)................................................
2.03.    Non-Participating Contract.......................................
2.04.    Payments.........................................................
2.05.    State Laws.......................................................
2.06.    Control of Contract..............................................
2.07.    Designation of Beneficiary.......................................
2.08.    Misstatements and Adjustments....................................
2.09.    Incontestability.................................................

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.

                                 RIGHT TO CANCEL

The Contract Holder may cancel this Contract within 10 days of receiving it, by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid; plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

     /s/ George N. Gingold                                /s/ John J. Martin
           Secretary                                           President

           INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS
                             I. GENERAL DEFINITIONS

                                                                         Page

1.01.   Annuitant...........................................................4
1.02.   Annuity.............................................................4
1.03.   Fixed Account.......................................................4
1.04.   Fixed Annuity.......................................................4
1.05.   Fund(s).............................................................4
1.06.   General Account.....................................................4
1.07.   Purchase Payments...................................................4
1.08.   Separate Accounts...................................................4
1.09.   Valuation Period....................................................4
1.10.   Variable Annuity....................................................4

                             II. GENERAL PROVISIONS

2.01.   Change of Contract..................................................5
2.02.   Change of Fund(s)...................................................5
2.03.   Non-Participating Contract..........................................5
2.04.   Payments............................................................5
2.05.   State Laws..........................................................6
2.06.   Control of Contract.................................................6
2.07.   Designation of Beneficiary..........................................6
2.08.   Misstatements and Adjustments.......................................6
2.09.   Incontestability....................................................6
2.10.   Grace Period........................................................6

          III. PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS

3.01.   Net Purchase Payment(s):............................................7
3.02.   Guaranteed Interest Rate - Fixed Account............................7
3.03.   Maintenance Fee.....................................................7
3.04.   Fund(s) Record Units - Separate Account.............................7
3.05.   Net Return Factor(s) - Separate Account.............................7
3.06.   Fund(s) Record Unit Value - Separate Account........................8
3 07    Current Value.......................................................8
3.08.   Transfer of Current Value from the Funds............................8
3.09.   Transfer of Current Value from the Fixed Account....................8
3.10.   Notice to the Contract Holder.......................................9
3.11    Sum Payable at Death (Before Annuity Payments Start):...............9
3.12.   Surrender Value.....................................................9
3.13.   Payment of Surrender Value..........................................9
3.14.   Reinstatement.......................................................9

                             IV. ANNUITY PROVISIONS

4.01.   Choices to be Made.................................................10
4.02.   Terms of Annuity Options...........................................10
4.03.   Death of Annuitant/Beneficiary.....................................11
4.04.   Fund(s) Annuity Units - Separate Account...........................11
4.05.   Fund(s) Annuity Unit Value - Separate Account......................11
4.06.   Annuity Options....................................................12

                              V. SPECIAL PROVISIONS

5.01    Deferred Compensation Plan.........................................23
5.02.   Pension or Profit Sharing Plan.....................................24
5.03.   Individual Retirement Annuity Plan (IRA)...........................24
5.04.   Tax Deferred Annuity Plan..........................................26
5.05.   Individual Annuity Plan............................................26

                                VI. FEE SCHEDULE

6.01.   Maintenance Fee....................................................28
6.02.   Surrender Fee......................................................28
6.03.   Table of Minimum Values - Fixed Account:...........................28

       I.  GENERAL DEFINITIONS



1.01. Annuitant - A person on whose life an Annuity has been effected under this Contract.

1.02.  Annuity - Payment of an income:

       (a)    for the life of one or two persons;

       (b)    for a stated period, or amount; or,

       (c)    for some mix of (a) and (b).

1.03. Fixed Account - An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.04.  Fixed Annuity - An Annuity with payments which do not vary in amount.

1.05. Fund(s) - The open-end registered management investment companies, (mutual funds) made available by Aetna under this Contract.

1.06. General Account - The Account holding the assets of Aetna, other than those assets held in the Separate Accounts.

1.07.  Purchase Payments - Payments made to Aetna.

1.08. Separate Accounts - Accounts set up by Aetna under the Connecticut Insurance Laws which purchase shares of the Fund(s).

1.09. Valuation Period (Period) - The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

1.10. Variable Annuity - An Annuity with payments which vary with the net investment results of a Separate Account.

       II. GENERAL PROVISIONS




2.01. Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change. The following provisions of this Contract will not be changed:

       (a)    Net Purchase Payment(s);

       (b)    Guaranteed Interest Rate - Fixed Account;

       (c)    Net Return Factor(s) - Separate Account;

       (d)    Current Value;

       (e)    Surrender Value;

       (f)    Fund(s) Annuity Unit Value - Separate Account;

       (g)    Annuity Options;

       (h)    Fixed Annuity minimum interest rate;

       (i)    Maximum transfer, maintenance or surrender fees.

       This Contract may also be changed as required by federal or state law.

2.02.  Change of Fund(s): Aetna, or the Separate Account and the Fund(s), may:

       (a) change the Fund(s) which may be invested in by the Separate Account; and

       (b) replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

       Changes must be:

       (1) approved by a majority vote of persons having an interest in the Separate Account and the Fund(s); or

       (2) deemed necessary by Aetna under the Investment Company Act of 1940; or

       (3) deemed necessary by Aetna to accomplish the purpose of the Separate Account.

       Aetna will notify the Contract Holder of any change.

2.03. Non-Participating Contract: The Contract Holder, Annuitant, or beneficiaries will not have a right to share in the earnings of Aetna.

2.04. Payments: Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.13.

2.05. State Laws: This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from annuity tables used to determine Annuity payments.

2.06.  Control of Contract: See Part V.

2.07. Designation of Beneficiary: See Part V. The beneficiary may be changed at any time.

2.08. Misstatements and Adjustments: If Aetna finds the age, or any other relevant facts to be misstated, the correct facts will be used to adjust payments.

2.09. Incontestability: Aetna cannot cancel this Contract because of any error of fact on the application.

2.10. Grace Period: This Contract will remain in effect even if Purchase Payments are not continued.

       III.    PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS





3.01. Net Purchase Payment(s): The actual Purchase Payment less any premium tax. As a rule, Aetna will deduct the premium tax when Annuity benefits are purchased (see Part IV). If Aetna determines that it must pay a premium tax when Purchase Payments are received or at any other time, it will deduct the tax at that time.

         The Net Purchase Payment(s) will be credited to:

         (a)     the Fixed Account;

         (b)     the Fund(s) in which the Separate Account invests.

         Aetna must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.

         During any calendar year, Aetna may be told to change the investment mix four times if more than one Purchase Payment is made. If additional changes are allowed, each may be subject to a fee of up to $10.

3.02. Guaranteed Interest Rate - Fixed Account: On any Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at any annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.03.    Maintenance Fee: See Part V.

3.04. Fund(s) Record Units - Separate Account: The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to a Net Purchase Payment divided by the Fund(s) Record Unit Value (see 3.06) for the Valuation Period in which the Purchase Payment is received in good order.

3.05.    Net Return Factor(s) - Separate Account:

         The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

         The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

         The Net Return Rate is equal to:

         (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

         (b) the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

         (c) taxes (or reserves for taxes) on the Separate Account (if any); divided by

         (d) the total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.06 and 4.05) at the start of the Valuation Period; minus

         (e) a daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

         A Net Return Rate may be more or less than 0.

         The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

         The administrative charge may be changed annually except for amounts which have been used to purchase an annuity. This charge will not exceed .25%.

3.06. Fund(s) Record Unit Value - Separate Account: The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of the Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.07.    Current Value:  The Current Value (of this Contract) is equal to:

         (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

         (b)     The sum of any Separate Account Record Unit value(s); less

         (c)     Any Maintenance Fee(s) due.

         Current Value does not include amounts used to purchase an Annuity.

3.08. Transfer of Current Value from the Funds: Before an annuity option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund or to the Fixed Account.

         Four transfers of Current Value can be made during a calendar year period. If additional transfers are allowed, each may be subject to a fee of up to $10.

3.09. Transfer of Current Value from the Fixed Account: 10% of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be:

         (a)     without charge;

         (b)     allowed once per calendar year;

         (c)     not allowed under an annuity option.

         Aetna may, on a temporary basis, allow any larger percent to be transferred.

         The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.10. Notice to the Contract Holder: Aetna will notify the Contract Holder each year of:

         (a)     The value of any amounts held in:

                 (1)     the Fixed Account; and

                 (2)     the Fund(s) for the Separate Account; and

         (b)     the number of any Fund(s) Record Units; and

         (c)     the Fund(s) Record Unit Value(s).

         Such number or values will be as of a date no more than 60 days before the date of the notice.

3.11.    Sum Payable at Death (Before Annuity Payments Start):  See Part V.

3.12.    Surrender Value: See Part V.

3.13. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

         (a) for a period of up to 6 months (unless not allowed by state law); and

         (b)     as provided by federal law.

         Aetna may pay any Fixed Account surrender value with interest in equal payments over a period not to exceed 60 months when the amount held in the Fixed Account under this Contract exceeds $500,000. This will apply only if the sum of the amounts surrendered within the past 12 months exceeds 20% of such Fixed Account amount.

         Interest, as used above, will not be more than two percentage points below any rate determined prospectively by the Board of Directors for this class of Contract. In no event will the interest rate be less than 4%.

3.14. Reinstatement: All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Amounts will be reinstated among the Fixed Account and Separate Account in the same proportion as they were at the time of surrender. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

         Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

         Reinstatement is permitted only once.

         IV.     ANNUITY PROVISIONS


4.01. Choices to be Made: An Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, 4 or 5 (see 4.06). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. If this Contract is issued under an IRA (see Specifications page), the first Annuity payment must be made not later than December 31 of the year the Annuitant attains age 70-1/2. Aetna may be told to make the first Annuity payment during any prior month.

         When an Option is chosen, Aetna must also be told whether payments are to be made other than monthly and (except for Option 2) to pay:

         (a)     a Fixed Annuity using the General Account; or

         (b) a Variable Annuity using any of the Fund(s) made available by Aetna for Annuity purposes; or

         (c)     a mix of (a) and (b).

         If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

         If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

4.02.    Terms of Annuity Options:

         (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

         (b) The present value of the expected payments to the Annuitant when payments start shall be more than 50% of the present value of the total expected payments to be made; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

         (c) No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

         (d) If a Fixed Annuity under Option 3, 4 or 5 is chosen and a larger payment would result from applying the surrender value to a current Aetna single premium immediate annuity, Aetna will make the larger payment.

         (e) Age, where used in the following tables, means age on the birthday closest to the date of the first payment.

         (f) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk and administrative fee charges if future Variable Annuity payments are to remain level.

4.03. Death of Annuitant/Beneficiary: When an Annuitant dies any remaining payments will be continued to the beneficiary. If the beneficiary is not a person or persons, the present value of any remaining payments will be paid in one sum. If no beneficiary exists, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.

         If a beneficiary dies while under Option 1; or while receiving Annuity payments, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04. Fund(s) Annuity Units - Separate Account: The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

         (a) the portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

         (b)     1,000; times

         (c)     the payment rate for the Option chosen.

         Such amount, or portion, of the variable payment will be divided by the Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of Fund(s) Annuity Units. The number of Fund(s) Annuity Units remains fixed. Each future payment is equal to this number times the Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment.

4.05. Fund(s) Annuity Unit Value - Separate Account: For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

         (a)     the Value for the previous Period; times

         (b)     the Net Return Factor(s) (see 3.05) for the Period; times

         (c)     a factor to reflect the Assumed Annual Net Return Rate.

         The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

         The dollar value of the Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

         If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

  [bullet] 4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commenced, if an Assumed Annual Net Return Rate of 3.5% is chosen; or,

  [bullet] 6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence, if an Assumed Annual Net Return Rate of 5% is chosen.

         Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.06.    Annuity Options:

         Option 1 - Payment of Interest on Sum Left with Aetna. This Option may be used only by the beneficiary when the Annuitant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General

         Account of Aetna at interest (see 4.01). The beneficiary may later tell Aetna to:

         (a)     pay a portion, or all, of the sum held by Aetna; or

         (b) apply a portion, or all, of the sum held by Aetna to any Annuity Option below.

         If this Contract is issued under an IRA and the beneficiary elects that the full sum paid upon death is to be held under this Option, the beneficiary, if a spouse, must elect (a) or (b) above within 5 years after the death of the Annuitant. If the beneficiary is not a spouse, the beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Annuitant.

         Option 2 - Payments of a Stated Dollar Amount - This Option may only be elected as a Fixed Annuity. An Annuity of a chosen amount will be paid until no funds are left. The payments to be made in a year must be greater than $65 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years. During any year, Aetna reserves the right to make as a minimum payment an amount equal to 105% of the interest for that year.

         Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30.

         If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender (see Part V).

         Option 4 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

         Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

         (a)     100% of the payment to continue to the survivor;

         (b)     66 2/3% of the payment to continue to the survivor;

         (c)     50% of the payment to continue to the survivor; or

         (d) Payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

         Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 3
                      PAYMENTS FOR A STATED PERIOD OF TIME


                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


     Years of           Amount of          Years of           Amount of        Years of            Amount of
     Payments           Payments           Payments           Payments         Payments             Payments
     --------           --------           --------           --------         --------             --------
        3                $29.19               13                $7.94              22                $5.39
        4                 22.27               14                 7.49              23                 5.24
        5                 18.12               15                 7.10              24                 5.09
        6                 15.35               16                 6.76              25                 4.96
        7                 13.38               17                 6.47              26                 4.84
        8                 11.90               18                 6.20              27                 4.73
        9                 10.75               19                 5.97              28                 4.63
        10                 9.83               20                 5.75              29                 4.53
        11                 9.09               21                 5.56              30                 4.45
        12                 8.46


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%


     Years of           Amount of          Years of           Amount of        Years of            Amount of
     Payments           Payments           Payments           Payments         Payments             Payments
     --------           --------           --------           --------         --------             --------
        3                  $29.80             13                  $8.64            22                  $6.17
        4                   22.89             14                   8.20            23                   6.02
        5                   18.74             15                   7.82            24                   5.88
        6                   15.99             16                   7.49            25                   5.76
        7                   14.02             17                   7.20            26                   5.65
        8                   12.56             18                   6.94            27                   5.54
        9                   11.42             19                   6.71            28                   5.45
        10                  10.51             20                   6.51            29                   5.36
        11                   9.77             21                   6.33            30                   5.28
        12                   9.16

                                    OPTION 4
                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

    Age of                None                    60                    120                   180                   240
   Annuitant     Male        Female      Male       Female      Male      Female      Male      Female      Male      Female
   ---------     ----        ------      ----       ------      ----      ------      ----      ------      ----      ------
      50            $4.56     $4.20        $4.55       $4.19      $4.51     $4.18      $4.45      $4.15       $4.36     $4.11
      51             4.64      4.26         4.62        4.25       4.58      4.24       4.51       4.21        4.42      4.16
      52             4.72      4.32         4.70        4.32       4.66      4.30       4.58       4.26        4.48      4.21
      53             4.80      4.39         4.79        4.38       4.74      4.36       4.65       4.32        4.53      4.27
      54             4.89      4.46         4.87        4.46       4.82      4.43       4.73       4.39        4.59      4.32

      55             4.99      4.54         4.97        4.53       4.91      4.50       4.80       4.46        4.65      4.38
      56             5.09      4.62         5.07        4.61       5.00      4.58       4.88       4.53        4.72      4.44
      57             5.20      4.71         5.17        4.70       5.10      4.66       4.96       4.60        4.78      4.50
      58             5.32      4.80         5.29        4.79       5.20      4.75       5.05       4.68        4.84      4.57
      59             5.44      4.90         5.41        4.88       5.31      4.84       5.14       4.76        4.91      4.63

      60             5.57      5.00         5.53        4.99       5.42      4.93       5.23       4.84        4.97      4.70
      61             5.71      5.11         5.67        5.09       5.54      5.03       5.32       4.93        5.03      4.77
      62             5.86      5.23         5.81        5.21       5.66      5.14       5.42       5.02        5.09      4.84
      63             6.02      5.36         5.97        5.33       5.79      5.25       5.51       5.11        5.16      4.91
      64             6.20      5.49         6.13        5.46       5.93      5.37       5.61       5.21        5.21      4.98

      65             6.38      5.64         6.31        5.60       6.07      5.49       5.71       5.31        5.27      5.05
      66             6.58      5.79         6.49        5.75       6.22      5.63       5.81       5.41        5.32      5.12
      67             6.79      5.95         6.69        5.91       6.38      5.76       5.91       5.52        5.38      5.18
      68             7.02      6.13         6.89        6.08       6.53      5.91       6.01       5.63        5.42      5.25
      69             7.26      6.32         7.11        6.26       6.70      6.06       6.11       5.74        5.47      5.31

      70             7.52      6.53         7.35        6.45       6.86      6.23       6.20       5.85        5.51      5.37
      71             7.80      6.75         7.59        6.66       7.03      6.39       6.29       5.96        5.54      5.42
      72             8.09      6.99         7.85        6.89       7.21      6.57       6.38       6.07        5.57      5.47
      73             8.41      7.26         8.12        7.13       7.38      6.75       6.46       6.17        5.60      5.51
      74             8.75      7.54         8.41        7.39       7.55      6.94       6.53       6.28        5.63      5.55

      75             9.12      7.85         8.71        7.66       7.73      7.13       6.61       6.38        5.65      5.59

Rates are based on mortality from 1983 Table a.
Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4
                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


                Payments Guaranteed for a Stated Period of Months

    Age of               None                    60                   120                  180                   240
   Annuitant     Male       Female      Male      Female      Male     Female      Male      Female      Male      Female
   ---------     ----       ------      ----      ------      ----     ------      ----      ------      ----      ------
      50           $5.48     $5.12       $5.46     $5.11        $5.41    $5.09       $5.34     $5.06       $5.24     $5.01
      51            5.55      5.17        5.53      5.17         5.48     5.14        5.40      5.11        5.29      5.05
      52            5.63      5.23        5.61      5.23         5.55     5.20        5.46      5.16        5.34      5.10
      53            5.71      5.30        5.69      5.29         5.62     5.26        5.53      5.22        5.40      5.15
      54            5.80      5.37        5.77      5.36         5.70     5.33        5.60      5.27        5.45      5.20

      55            5.89      5.44        5.86      5.43         5.79     5.39        5.67      5.34        5.51      5.25
      56            5.99      5.52        5.96      5.51         5.87     5.47        5.74      5.40        5.56      5.31
      57            6.10      5.60        6.06      5.59         5.97     5.54        5.82      5.47        5.62      5.37
      58            6.21      5.69        6.17      5.67         6.06     5.62        5.90      5.54        5.68      5.42
      59            6.33      5.79        6.29      5.77         6.17     5.71        5.98      5.61        5.74      5.48

      60            6.46      5.89        6.41      5.87         6.28     5.80        6.06      5.69        5.79      5.55
      61            6.60      6.00        6.55      5.97         6.39     5.90        6.15      5.77        5.85      5.61
      62            6.75      6.11        6.69      6.08         6.51     6.00        6.24      5.86        5.91      5.67
      63            6.91      6.23        6.84      6.20         6.64     6.10        6.33      5.95        5.96      5.73
      64            7.09      6.37        7.00      6.33         6.77     6.22        6.42      6.04        6.02      5.80

      65            7.27      6.51        7.18      6.46         6.91     6.34        6.52      6.13        6.07      5.86
      66            7.47      6.66        7.36      6.61         7.05     6.46        6.61      6.23        6.12      5.92
      67            7.68      6.82        7.55      6.76         7.20     6.60        6.70      6.33        6.16      5.99
      68            7.91      7.00        7.76      6.93         7.35     6.74        6.80      6.43        6.21      6.04
      69            8.15      7.19        7.98      7.11         7.51     6.89        6.89      6.54        6.25      6.10

      70            8.41      7.39        8.21      7.30         7.67     7.04        6.97      6.64        6.28      6.15
      71            6.69      7.62        8.45      7.51         7.83     7.21        7.06      6.74        6.32      6.20
      72            8.99      7.86        8.70      7.73         8.00     7.38        7.14      6.85        6.35      6.25
      73            9.31      8.12        8.97      7.97         8.16     7.55        7.21      6.95        6.37      6.29
      74            9.65      8.41        9.26      8.23         8.33     7.73        7.29      7.04        6.39      6.33

      75           10.02      8.72        9.55      8.50         8.50     7.92        7.35      7.14        6.41      6.36

Rates are based on mortality from 1983 Table a.

Rate for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant

    Age of
Male Annuitant      45        50         55        60         65         70        75         80        85
--------------      --        --         --        --         --         --        --         --        --
      45           $3.69     $3.80      $3.90      $3.98     $4.05      $4.11      $4.15     $4.18      $4.20
      50            3.75      3.89       4.03       4.16      4.27       4.36       4.43      4.48       4.52
      55            3.81      3.97       4.16       4.34      4.51       4.66       4.78      4.86       4.92
      60            3.84      4.04       4.27       4.51      4.76       4.99       5.18      5.33       5.43
      65            3.87      4.09       4.35       4.66      4.99       5.34       5.66      5.92       6.11
      70            3.90      4.13       4.42       4.78      5.19       5.67       6.16      6.61       6.95
      75            3.91      4.15       4.47       4.86      5.35       5.95       6.64      7.33       7.95
      80            3.92      4.17       4.50       4.92      5.46       6.17       7.04      8.04       9.03
      85            3.92      4.18       4.51       4.95      5.53       6.31       7.34      8.63      10.05

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.63     $4.72      $4.81      $4.89     $4.96      $5.02      $5.07     $5.10      $5.12
      50            4.68      4.80       4.93       5.05      5.16       5.25       5.33      5.38       5.42
      55            4.73      4.88       5.04       5.21      5.38       5.52       5.65      5.74       5.80
      60            4.77      4.95       5.15       5.37      5.61       5.83       6.04      6.19       6.30
      65            4.80      5.00       5.24       5.52      5.83       6.17       6.49      6.76       6.96
      70            4.82      5.04       5.30       5.63      6.04       6.49       6.97      7.42       7.79
      75            4.84      5.06       5.35       5.72      6.20       6.77       7.45      8.14       8.76
      80            4.85      5.08       5.39       5.79      6.31       6.99       7.86      8.84       9.83
      85            4.86      5.10       5.41       5.83      6.39       7.15       8.16      9.43      10.86

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant

  Age of Male
   Annuitant       45        50         55        60         65         70        75         80        85
   ---------       --        --         --        --         --         --        --         --        --
      45           $3.94     $4.06      $4.20      $4.36     $4.54      $4.74      $4.96     $5.19      $5.42
      50            4.05      4.20       4.36       4.55      4.76       4.99       5.24      5.51       5.78
      55            4.18      4.35       4.54       4.76      5.00       5.28       5.58      5.90       6.22
      60            4.32      4.51       4.73       4.99      5.29       5.63       6.00      6.40       6.79
      65            4.48      4.69       4.95       5.25      5.61       6.03       6.51      7.02       7.52
      70            4.66      4.89       5.18       5.53      5.97       6.49       7.10      7.77       8.45
      75            4.84      5.09       5.42       5.82      6.33       6.96       7.73      8.62       9.56
      80            5.02      5.30       5.65       6.11      6.69       7.43       8.39      9.54      10.82
      85            5.19      5.49       5.87       6.37      7.02       7.88       9.02     10.46      12.15

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant

 Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.87     $4.99      $5.12      $5.28     $5.46      $5.68      $5.93     $6.21      $6.49
      50            4.99      5.12       5.27       5.45      5.66       5.90       6.18      6.50       6.82
      55            5.12      5.26       5.44       5.65      5.89       6.17       6.50      6.86       7.23
      60            5.27      5.43       5.63       5.87      6.16       6.50       6.89      7.32       7.76
      65            5.44      5.63       5.85       6.14      6.49       6.90       7.38      7.92       8.47
      70            5.64      5.85       6.11       6.44      6.84       7.35       7.96      8.64       9.36
      75            5.86      6.09       6.38       6.75      7.23       7.84       8.60      9.49      10.46
      80            6.09      6.33       6.65       7.07      7.62       8.34       9.28     10.42      11.71
      85            6.30      6.57       6.92       7.38      8.00       8.83       9.93     11.35      13.04

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $4.07     $4.21      $4.38      $4.58     $4.83      $5.13      $5.49     $5.91      $6.35
      50            4.22      4.37       4.55       4.77      5.04       5.37       5.77      6.23       6.72
      55            4.40      4.56       4.76       5.00      5.29       5.66       6.10      6.62       7.18
      60            4.61      4.79       5.00       5.27      5.60       6.01       6.51      7.11       7.76
      65            4.87      5.06       5.31       5.61      5.99       6.46       7.04      7.74       8.52
      70            5.17      5.39       5.66       6.01      6.44       6.99       7.68      8.52       9.47
      75            5.49      5.75       6.06       6.46      6.96       7.61       8.43      9.45      10.64
      80            5.84      6.13       6.49       6.95      7.54       8.29       9.29     10.54      12.03
      85            6.18      6.51       6.91       7.43      8.11       9.00      10.17     11.71      13.57

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $5.01     $5.14      $5.30      $5.50     $5.75      $6.08      $6.48     $6.96     $7.49
      50            5.15      5.29       5.46       5.68      5.95       6.29       6.73      7.25      7.82
      55            5.33      5.48       5.66       5.89      6.18       6.56       7.03      7.60      8.24
      60            5.56      5.71       5.91       6.16      6.49       6.90       7.42      8.06      8.78
      65            5.83      6.01       6.23       6.51      6.87       7.33       7.93      8.67      9.50
      70            6.17      6.36       6.61       6.93      7.34       7.87       8.56      9.43     10.43
      75            6.55      6.78       7.05       7.42      7.89       8.51       9.33     10.35     11.57
      80            6.98      7.23       7.54       7.96      8.51       9.23      10.20     11.44     12.95
      85            7.40      7.68       8.05       8.53      9.16      10.00      11.14     12.64     14.51

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5
                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

       Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5% and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                             Age of Female Annuitant

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
   ---------        --        --         --        --         --         --        --         --        --
      45           $3.69     $3.79      $3.89      $3.98     $4.05      $4.11      $4.15     $4.17     $4.19
      50            3.75      3.89       4.03       4.16      4.27       4.36       4.42      4.47      4.49
      55            3.80      3.97       4.15       4.34      4.51       4.65       4.76      4.83      4.88
      60            3.84      4.04       4.26       4.50      4.75       4.97       5.16      5.29      5.36
      65            3.87      4.09       4.35       4.65      4.98       5.31       5.61      5.83      5.97
      70            3.89      4.13       4.41       4.76      5.17       5.62       6.07      6.43      6.67
      75            3.91      4.15       4.46       4.84      5.31       5.87       6.48      7.02      7.40
      80            3.91      4.16       4.48       4.89      5.41       6.05       6.79      7.50      8.04
      85            3.92      4.17       4.49       4.91      5.46       6.15       6.98      7.83      8.50

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                             Age of Female Annuitant

  Age of Male
   Annuitant        45        50         55        60         65         70        75         80        85
      45           $4.63     $4.72      $4.81      $4.89     $4.96      $5.02      $5.06     $5.09      $5.11
      50            4.68      4.80       4.93       5.05      5.15       5.25       5.32      5.36       5.39
      55            4.73      4.88       5.04       5.21      5.37       5.51       5.63      5.71       5.75
      60            4.77      4.94       5.14       5.37      5.60       5.82       6.00      6.14       6.22
      65            4.80      4.99       5.23       5.51      5.82       6.13       6.43      6.66       6.80
      70            4.82      5.03       5.29       5.62      6.00       6.44       6.87      7.23       7.47
      75            4.84      5.06       5.34       5.70      6.15       6.68       7.27      7.80       8.17
      80            4.85      5.07       5.37       5.75      6.24       6.86       7.57      8.26       8.79
      85            4.85      5.08       5.38       5.78      6.30       6.96       7.76      8.58       9.23

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.




V.       SPECIAL PROVISIONS



The Special Provisions section which applies to this Contract is shown on the Specifications page under Type of Plan. The other sections under Special Provisions do not apply.

5.01     Deferred Compensation Plan

         (a) Control of Contract: All rights in this Contract rest with the Contract Holder, who is entitled to all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract. Any choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors of the Annuitant except to the extent permitted by law.

         (b) Designation of Beneficiary: The beneficiary shall be the Contract Holder.

         (c) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

         (d) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay to the Beneficiary the Current Value if:

                 (1) The Annuitant dies before Annuity payments start; and
                 (2) The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account for the Annuitant (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any part of the proceeds to an Annuity Option (see Part IV).

         (e) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The Fee on a total surrender of the Contract will not exceed 8.5% of the Purchase Payment(s) made to the Contract.

         (f) The following sections 5.02, 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.02.    Pension or Profit Sharing Plan

         (a) The preceding section 5.01 of the Special Provisions does not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder (or authorized designee,) may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors except to the extent permitted by law.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                 (1)     the Annuitant dies before Annuity payments start; and

                 (2)     the notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date when the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The Contract Holder will determine if any additional amounts are payable to the beneficiary. The beneficiary may choose to apply all or part of the payment to an Annuity Option (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Annuitant.

         (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

         (g) The following Sections 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.03.    Individual Retirement Annuity Plan (IRA)

         (a) The preceding Sections 5.01 and 5.02 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. The Contract may not be transferred.

                 The Contract may not be assigned except to the Company.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

         (e) Purchase Payments: The total deductible annual Purchase Payments made on behalf of any individual under this Contract cannot exceed $2,000.

         (f) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the current value to the beneficiary if:

                 (1)     The Annuitant dies before Annuity payments start; and

                 (2)     The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary, if a spouse, may choose to apply all or any portion of the payment to any Annuity Option. If the beneficiary is not a spouse, all or a portion of the payment may be applied only to Annuity Options 1, 2 or 3, providing the full sum is paid to the beneficiary within 5 years of the death of the Annuitant. (See Part IV) If no beneficiary exists, the payment will be made to the estate of the Annuitant.

         (g) Annuity Payments: In no event may any payments to the Annuitant or beneficiary under any Annuity Option extend beyond:

                 (1)     The life of the Annuitant; or

                 (2)     The lives of the Annuitant and spouse; or

                 (3) Any certain period greater than the Annuitant's life expectancy; or

                 (4) Any certain period greater than the life expectancies of the Annuitant and spouse.

         (h) Surrender Value: After deduction of the Maintenance Fee (if any), the amount paid by Aetna upon the surrender of any portion of the Current Value shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The Fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

         (i) The following Sections 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.04.      Tax Deferred Annuity Plan

         (a) The preceding Sections 5.01, 5.02 and 5.03 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: The Contract Holder shall own all amounts held under this Contract and may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract shall not be subject to the claims of any creditors. This Contract is non-assignable and non-transferable.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                 (1)     The Contract Holder dies before Annuity payments start;
                         and

                 (2)     The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any portion of the payment to an Annuity Option (see Part
                 IV). If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

         (f) Surrender Value: After deduction of the Maintenance Fee (if any), Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The Fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

         (g) The following Section 5.05 of the Special Provisions does not apply to this Contract.

5.05.    Individual Annuity Plan

         (a) The preceding Sections 5.01, 5.02, 5.03 and 5.04 of the Special Provisions do not apply to this Contract.

         (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices at its Home Office, Aetna may rely on any previous choices made.

         (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

         (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

         (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                 (1)     The Contract Holder dies before Annuity payments start;
                         and

                 (2)     The notice of death is received in good order by Aetna.

                 The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any portion of the payment to an Annuity Option (see Part
                 IV). If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

         (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                 The Fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

                                VI. FEE SCHEDULE
                           PENSION/PROFIT SHARING PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the effective date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

         If Period of Time is                                   Surrender Fee

               Less than 5 years                                      5%
               From 5 to 6 years                                      4%
               From 6 to 7 years                                      3%
               From 7 to 8 years                                      2%
               From 8 to 9 years                                      1%
               9 or more years                                        0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)     At the death of the Annuitant before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract.

6.03.    Table of Minimum Values - Fixed Account:

         The following Table shows minimum Fixed Account values at the end of Contract years. These values assume:

         (a) The portion of the Purchase Payment was allocated to the Fixed Account at the beginning of the first Contract year;

         (b)     There have been no partial surrenders; and

         (c)     Interest has been added at the guaranteed interest rate (see
                 3.02).

         If interest is added at a higher rate at any time, actual values will be more than those shown.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENT ALLOCATED TO THE FIXED ACCOUNT





                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                $1,040                $ 988              16                  $1,872            $1,872
      2                 1,082                1,028              17                   1,947             1,947
      3                 1,125                1,069              18                   2,025             2,025
      4                 1,170                1,111              19                   2,106             2,106
      5                 1,217                1,156              20                   2,191             2,191
      6                 1,265                1,215
      7                 1,316                1,276              25                   2,665             2,665
      8                 1,369                1,341              30                   3,243             3,243
      9                 1,423                1,409
      10                1,480                1,480              35                   3,946             3,946
      11                1,539                1,539
      12                1,601                1,601              40                   4,801             4,801
      13                1,665                1,665              45                   5,841             5,841
      14                1,731                1,731
      15                1,800                1,800              50                   7,106             7,106

                                VI. FEE SCHEDULE
                           DEFERRED COMPENSATION PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the effective date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

         If Period of Time is                                    Surrender Fee
               Less than 5 years                                       5%
               From 5 to 6 years                                       4%
               From 6 to 7 years                                       3%
               From 7 to 8 years                                       2%
               From 8 to 9 years                                       1%
               9 or more years                                         0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)     At the death of the Annuitant before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract.

6.03.    Table of Minimum Values - Fixed Account:

         The following Table shows minimum Fixed Account values at the end of Contract years. These values assume:

         (a) The portion of the Purchase Payment was allocated to the Fixed Account at the beginning of the first Contract year;

         (b)     There have been no partial surrenders; and

         (c)     Interest has been added at the guaranteed interest rate (see
                 3.02).

         If interest is added at a higher rate at any time, actual values will be more than those shown.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENT ALLOCATED TO THE FIXED ACCOUNT





                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                $1,040                $ 988              16                  $1,872            $1,872
      2                 1,082                1,028              17                   1,947             1,947
      3                 1,125                1,069              18                   2,025             2,025
      4                 1,170                1,111              19                   2,106             2,106
      5                 1,217                1,156              20                   2,191             2,191
      6                 1,265                1,215
      7                 1,316                1,276              25                   2,665             2,665
      8                 1,369                1,341              30                   3,243             3,243
      9                 1,423                1,409
      10                1,480                1,480              35                   3,946             3,946
      11                1,539                1,539
      12                1,601                1,601              40                   4,801             4,801
      13                1,665                1,665              45                   5,841             5,841
      14                1,731                1,731
      15                1,800                1,800              50                   7,106             7,106

                                VI. FEE SCHEDULE
                           PENSION/PROFIT SHARING PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $30.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

         Number of Purchase Payment Cycles Completed          Surrender Fee

               Less than 5                                          5%
               5 or more but less than 7                            4%
               7 or more but less than 9                            3%
               9 or more                                            2%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)     At the death of the Annuitant before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract; or

         (c) After the Annuitant has reached age 59 1/2 and 9 or more Purchase Payment Cycles have been completed.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to Annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate-Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENTS APPLIED TO THE FIXED ACCOUNT






                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                $1,010                $ 960              16                 $22,043           $21,602
      2                 2,060                1,957              17                  23,934            23,456
      3                 3,153                2,995              18                  25,902            25,384
      4                 4,289                4,074              19                  27,948            27,389
      5                 5,470                5,252              20                  30,076            29,474
      6                 6,699                6,431
      7                 7,977                7,738              25                  42,062            41,221
      8                 9,306                9,027              30                  56,646            55,513
      9                10,689               10,475
      10               12,126               11,884              35                  74,389            72,901
      11               13,621               13,349
      12               15,176               14,873              40                  95,976            94,056
      13               16,793               16,457              45                 122,240           119,795
      14               18,475               18,105
      15               20,224               19,819              50                 154,194           151,110

                                VI. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the effective date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:


         If Period of Time is                                 Surrender Fee

               Less than 5 years                                    5%
               From 5 to 6 years                                    4%
               From 6 to 7 years                                    3%
               From 7 to 8 years                                    2%
               From 8 to 9 years                                    1%
               9 or more years                                      0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a) At the death of the Contract Holder before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract.

6.03.    Table of Minimum Values - Fixed Account:

         The following Table shows minimum Fixed Account values at the end of Contract years. These values assume:

         (a) The portion of the Purchase Payment was allocated to the Fixed Account at the beginning of the first Contract year;

         (b)     There have been no partial surrenders; and

         (c)     Interest has been added at the guaranteed interest rate (see
                 3.02).

         If interest is added at a higher rate at any time, actual values will be more than those shown.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENT ALLOCATED TO THE FIXED ACCOUNT



                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                $1,040                $ 988              16                  $1,872            $1,872
      2                 1,082                1,028              17                   1,947             1,947
      3                 1,125                1,069              18                   2,025             2,025
      4                 1,170                1,111              19                   2,106             2,106
      5                 1,217                1,156              20                   2,191             2,191
      6                 1,265                1,215
      7                 1,316                1,276              25                   2,665             2,665
      8                 1,369                1,341              30                   3,243             3,243
      9                 1,423                1,409
      10                1,480                1,480              35                   3,946             3,946
      11                1,539                1,539
      12                1,601                1,601              40                   4,801             4,801
      13                1,665                1,665              45                   5,841             5,841
      14                1,731                1,731
      15                1,800                1,800              50                   7,106             7,106

                                VI. FEE SCHEDULE
                    INDIVIDUAL RETIREMENT ANNUITY PLAN (IRA)



6.01.    Maintenance Fee: The Maintenance Fee will be $20.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

         Number of Purchase Payment Cycles Completed               Surrender Fee

               Less than 5                                               5%
               5 or more but less than 7                                 4%
               7 or more but less than 9                                 3%
               9 or more                                                 2%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)     At the death of the Annuitant before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract; or

         (c) After the Annuitant has reached age 59 1/2 and 9 or more Purchase Payment Cycles have been completed.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to Annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate-Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENTS APPLIED TO THE FIXED ACCOUNT

                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                $1,020                $ 969              16                 $22,261           $21,816
      2                 2,081                1,977              17                  24,171            23,688
      3                 3,184                3,025              18                  26,158            25,635
      4                 4,331                4,115              19                  28,224            27,660
      5                 5,524                5,304              20                  30,373            29,766
      6                 6,765                6,495
      7                 8,056                7,815              25                  42,478            41,629
      8                 9,398                9,117              30                  57,206            56,063
      9                10,794               10,579
      10               12,246               12,001              35                  75,124            73,622
      11               13,756               13,481
      12               15,326               15,020              40                  96,925            94,987
      13               16,959               16,620              45                 123,448           120,979
      14               18,658               18,285
      15               20,424               20,016              50                 155,719           152,605

                                VI. FEE SCHEDULE
                            TAX DEFERRED ANNUITY PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $20.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

         Number of Purchase Payment Cycles Completed           Surrender Fee

               Less than 5                                           5%
               5 or more but less than 7                             4%
               7 or more but less than 9                             3%
               9 or more                                             2%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a) At the death of the Contract Holder before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract; or

         (c) After the Contract Holder has reached age 59 1/2 and 9 or more Purchase Payment Cycles have been completed.

6.03.    Table of Minimum Values - Fixed Account:

         The values in the following Table only apply to Annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate-Fixed Account (see 3.02).

         The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENTS APPLIED TO THE FIXED ACCOUNT





                                           Minimum                                                 Minimum
    End of        Minimum Current         Surrender          End of        Minimum Current        Surrender
     Year              Value                Value              Year              Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                 $1,020                $969             16                $22,261            $21,816
      2                  2,081               1,977             17                 24,171             23,688
      3                  3,184               3,025             18                 26,158             25,635
      4                  4,331               4,115             19                 28,224             27,660
      5                  5,524               5,304             20                 30,373             29,766
      6                  6,765               6,495
      7                  8,056               7,815             25                 42,478             41,629
      8                  9,398               9,117             30                 57,206             56,063
      9                 10,794              10,579
      10                12,246              12,001             35                 75,124             73,622
      11                13,756              13,481
      12                15,326              15,020             40                 96,925             94,987
      13                16,959              16,620             45                123,448            120,979
      14                18,658              18,285
      15                20,424              20,016             50                155,719            152,605

                                VI. FEE SCHEDULE
                    INDIVIDUAL RETIREMENT ANNUITY PLAN (IRA)



6.01.    Maintenance Fee: The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the effective date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

         If Period of Time is                                 Surrender Fee
               Less than 5 years                                    5%
               From 5 to 6 years                                    4%
               From 6 to 7 years                                    3%
               From 7 to 8 years                                    2%
               From 8 to 9 years                                    1%
               9 or more years                                      0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a)     At the death of the Annuitant before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract.

6.03.    Table of Minimum Values - Fixed Account:

         The following Table shows minimum Fixed Account values at the end of Contract years. These values assume:

         (a) The portion of the Purchase Payment was allocated to the Fixed Account at the beginning of the first Contract year;

         (b)     There have been no partial surrenders; and

         (c)     Interest has been added at the guaranteed interest rate (see
                 3.02).

         If interest is added at a higher rate at any time, actual values will be more than those shown.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENT ALLOCATED TO THE FIXED ACCOUNT



                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                   $1,040             $ 988              16                  $1,872            $1,872
      2                    1,082             1,028              17                   1,947             1,947
      3                    1,125             1,069              18                   2,025             2,025
      4                    1,170             1,111              19                   2,106             2,106
      5                    1,217             1,156              20                   2,191             2,191
      6                    1,265             1,215
      7                    1,316             1,276              25                   2,665             2,665
      8                    1,369             1,341              30                   3,243             3,243
      9                    1,423             1,409
      10                   1,480             1,480              35                   3,946             3,946
      11                   1,539             1,539
      12                   1,601             1,601              40                   4,801             4,801
      13                   1,665             1,665              45                   5,841             5,841
      14                   1,731             1,731
      15                   1,800             1,800              50                   7,106             7,106

                                VI. FEE SCHEDULE
                             INDIVIDUAL ANNUITY PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender, the Surrender Fee will vary according to the period of time between the effective date of the Contract and the date of surrender. The Surrender Fee will be determined as follows:

         If Period of Time is                                Surrender Fee

               Less than 5 years                                   5%
               From 5 to 6 years                                   4%
               From 6 to 7 years                                   3%
               From 7 to 8 years                                   2%
               From 8 to 9 years                                   1%
               9 or more years                                     0%

         No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (a) At the death of the Contract Holder before Annuity payments start; or

         (b)     As a premium for an Annuity under this Contract.

6.03.    Table of Minimum Values - Fixed Account:

         The following Table shows minimum Fixed Account values at the end of Contract years. These values assume:

         (a) The portion of the Purchase Payment was allocated to the Fixed Account at the beginning of the first Contract year;

         (b)     There have been no partial surrenders; and

         (c)     Interest has been added at the guaranteed interest rate (see
                 3.02).

If interest is added at a higher rate at any time, actual values will be more than those shown.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
        PER $1,000 OF NET PURCHASE PAYMENT ALLOCATED TO THE FIXED ACCOUNT



                                           Minimum                                                   Minimum
    End of        Minimum Current         Surrender           End of         Minimum Current        Surrender
     Year              Value                Value               Year               Value              Value
    ------        ---------------         ---------           ------         ---------------        ---------
      1                $1,040                $ 988              16                  $1,872            $1,872
      2                 1,082                1,028              17                   1,947             1,947
      3                 1,125                1,069              18                   2,025             2,025
      4                 1,170                1,111              19                   2,106             2,106
      5                 1,217                1,156              20                   2,191             2,191
      6                 1,265                1,215
      7                 1,316                1,276              25                   2,665             2,665
      8                 1,369                1,341              30                   3,243             3,243
      9                 1,423                1,409
      10                1,480                1,480              35                   3,946             3,946
      11                1,539                1,539
      12                1,601                1,601              40                   4,801             4,801
      13                1,665                1,665              45                   5,841             5,841
      14                1,731                1,731
      15                1,800                1,800              50                   7,106             7,106

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-2131



               INDIVIDUAL VARIABLE, FIXED, OR COMBINATION CONTRACT
                                NON-PARTICIPATING
               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT



I-CDA-HD                                                (NU)  PRINTED IN U.S.A.

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



This Contract is hereby endorsed to include the following provision:

Any Payments to a beneficiary named pursuant to Section 72(s) of the Internal Revenue Code of 1954, as amended, will be made in accordance with Section 72(s) and any associated regulations.

Endorsed and made a part of this Contract on the later of January 19, 1985 or the effective date of this Contract.


                                                          /s/ William O. Bailey
                                                          President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



This Contract is hereby endorsed to add the following provision to the end of the section on page 26 titled Surrender Fee:

         On the tenth anniversary of the Effective Date of this Contract, the Surrender Fee shall reduce to 0%.

Endorsed and made a part of this Contract effective September 1, 1984.


                                                          /s/ William O. Bailey
                                                          President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed to delete Section 3.13 Payment of Surrender Value and replace it with the following:

3.13. Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

         (a) For a period of up to 6 months (unless not allowed by state law); or

         (b)     As provided by federal law.

         In addition, Aetna may pay any Fixed Account surrender requested from the Contract, Plan Account, or from any one or more Individual Accounts, with interest, in equal payments over a period not to exceed 60 months, when:

         (a) The Fixed Account value for such Contract, Plan Account or for the total of the Individual Account(s) under the Contract exceeds $250,000 on the day prior to the current surrender; and

         (b) The sum of the current Fixed Account surrender and the total of all Fixed Account surrenders from the Contract, Plan Account, or any Individual Account within the past 12 calendar months exceeds 20% of the amount in the Fixed Account on the day prior to the current surrender.

         Interest, as used above will not be more than two percentage points below any rate determined prospectively by the Board of Directors for this class of Contract. In no event, will the interest rate be less than 4%.

         Endorsed and made a part of this Contract on January 1, 1988 or the effective date of the Contract whichever is later.



                                                           /s/ Dean E. Wolcott
                                                           President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed to restate and amend the following:

Section 3.01. Net Purchase Payment(s) - Delete the last paragraph and replace it with the following:

         During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

Section 3.08. Transfer of Current Value from the Funds - Delete the last paragraph and replace it with the following:

         Twelve transfers of Current Value can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract effective May 1, 1989.




                                       /s/ John J. Martin
                                       President
                                       Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 entitled Surrender Fee as follows:

No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (d) When the Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months. If there is more than one Contract, then this provision will only apply when the total in all of the Contracts is $2,500 or less.

Endorsed and made a part of this Contract.



                                       /s/ Edmund F. Kelly
                                       President
                                       Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The definition of Separate Account under the Definition of Certain Terms or General Definitions section of the contract is hereby amended to read as follows:

       Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

Endorsed and made a part of the Contract.



                                               /s/ Edmund F. Kelly
                                               President
                                               Aetna Life Insurance and Annuity

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


The Contract and the Certificate, (as applicable), is hereby endorsed.

The term Valuation Period under General Definitions is amended to read as follows:

         The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract and the Certificate, (as applicable).


                                       /s/ G. G. Benanav
                                       President
                                       Aetna Life Insurance and Annuity Company

EIMSF-HI


                        Aetna Life Insurance and Annuity

                                   ENDORSEMENT


This Contract is hereby endorsed to add the following new provision to INDIVIDUAL ANNUITY PLAN, Section 6.02, Surrender Fee:

         (c) In an amount equal to or less than 10% of the current Contract Cash Value, as part of the first partial surrender request in a calendar year. The Contract Cash Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. This provision does not apply to full surrender requests.

Endorsed and made a part of this Contract effective September 1, 1989.



                                       /s/ John J. Martin
                                       President
                                       Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 entitled Surrender Fee as follows:

No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (c) When the Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months. If there is more than one Contract, then this provision will only apply when the total in all of the Contracts is $2,500 or less.

Endorsed and made a part of this Contract.



                                      /s/ Edmund F. Kelly
                                      President
                                      Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is endorsed to allow for the election of a loan subject to the following conditions:

Add to the PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS the following provision:

3.15. Loan Value - During the accumulation period, a Contract Holder may request a loan from his or her Current Value by submitting a loan request form to Aetna's Home Office. For Tax Deferred Annuity Contracts governed by The Employee Retirement Income Security Act Title I, the loan request form must be accompanied by the appropriate waiver and spousal consent form. A loan may not be requested within 12 months from the date of any prior loan. The following conditions must also be met:

(1) The minimum Current Value must be $5,000. The loan amount must be at least $3,500. The loan amount may not exceed the lesser of:

         (a) 50% of the vested Current Value reduced by the outstanding loan balance on the date on which the loan is made; or

         (b) $50,000 reduced by the highest outstanding balance of loans within the preceding 12 months ending on the day before the loan is made.

         However, if the Current Value is between $5,000 and $20,000, the loan amount is the lesser of (c) 75% of the vested Current Value reduced by the outstanding loan balance on the date on which the loan is made, or
         (d) $10,000 reduced by the outstanding loan balance on the date on which the loan is made.

         Loans can be made from those account values held in the Fund(s) and the Fixed Account. Loans may not be made against amounts held in GET Fund although such values are included in the determination of Current Value. If a Contract Holder intends to request a loan against any portion of GET Fund, that portion must be transferred to any of the other Funds or to the Fixed Account. Amounts transferred from GET Fund prior to the Maturity Date will be at the then applicable GET Fund Unit Value.

         Aetna reserves the right to restrict or limit the amount that may be borrowed from any investment option at any time. However, the full value of all investment options is included in the determination of Current Value.

         When a loan is made, the number of accumulation units equal to the loan amount will be withdrawn from the Current Value. Accumulation units taken from the Current Value to provide a loan do not participate in the investment experience of the related investment options. Unless instructed otherwise, the amount withdrawn will be allocated on a pro rata basis among the Fixed Account and the Fund(s).

(2) Loan interest payable to Aetna will accrue on a daily basis at the rate of 3% annually.

(3)      Principal and interest on loans will be amortized over a 5 year term.

         However, principal and interest on loans taken for the acquisition of a Contract Holder's principal residence may be amortized over a period of 1 to 20 whole years, as elected by the Contract Holder. The projected final repayment must be no later than the end of the calendar year in which the Contract Holder attains age 70.

(4) Repayment of principal and interest is required at 3 month intervals. A bill in the amount of the quarterly repayment due will be mailed to the Contract Holder in advance of the payment due date. The repayment due date will be the first business day of the month in which the 7th calendar day after the loan effective date falls. The loan effective date will be the date Aetna receives the loan request form in good order. Payment will be due before the end of the month in which the due date falls.

(5) Unless otherwise specified, the repayments of principal will be allocated among the same Contract investment options and in the same proportion as when the loan was initially made. The Contract Holder may specify the allocation of the principal repayments among the current investment options including the current GA Account Deposit Period.

(6) If a billed quarterly installment of principal and interest is not paid by the last day of the month in which it is due, a partial surrender equal to the quarterly amount of principal and interest due, and deferred sales charge, if applicable, will be made from the Contract. A partial surrender equal to any remaining loan balance and interest due, and a deferred sales charge, if applicable, will be made from the Contract if, with a twelve-month period, a second billed quarterly installment of principal and interest is not paid.

(7) If a partial surrender is taken from a Contract Holder's Current Value due to nonpayment of a billed quarterly installment, the date of the surrender will be the first business day following the last day of the month in which the repayment was due.

(8) If a repayment is received in excess of a billed amount, the excess will be applied towards the principal portion of the outstanding loan. Payments received which are less than the billed amount will be returned to the Contract Holder.

(9) Prepayment of the entire loan will be allowed. At the time of prepayment, Aetna will bill the Contract Holder for any accrued interest. Aetna will consider the loan paid when this accrued interest is paid.

(10) If a Contract is surrendered with an outstanding loan balance, accrued interest and any applicable deferred sales charge will be deducted from the surrender amount. If a Contract with an outstanding loan balance is surrendered due to the Contract Holder's death or the election of an Annuity Option, accrued interest will be deducted from the surrender amount.

(11) If the Contract Holder's Current Value falls below an amount equal to 25% of the total loans outstanding, repayment of all outstanding loans may be required.

Add to the end of Section 5.04(b) entitled Control of Contract the following sentence.

In the event a loan against this Contract is requested, however, a portion of the Current Value necessary to cover the loan amount plus interest must be assigned to Aetna.

Add to Section 5.04(e) entitled Sum Payable at Death (Before Annuity Payments Start), the following:

The Current Value payable under the terms of this section will be reduced by the amount of the accrued but not yet paid interest on any outstanding loan.

Add to Section 5.04(h) entitled Surrender Value, the following:

The amount payable by Aetna upon the total surrender of a Contract with a loan(s) outstanding shall be reduced by accrued interest and if applicable, a Surrender Fee on the loan amount.

Endorsed and made a part of this Contract on January 1, 1987 or the effective date of the Contract whichever is later.



                                                           /s/ Dean E. Wolcott
                                                               President

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 entitled Surrender Fee as follows:

No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (c) When the Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months. If there is more than one Contract, then this provision will only apply when the total in all of the Contracts is $2,500 or less; or

         (d) In an amount equal to or less than 10% if the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59-1/2 and less than 70-1/2. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Contract are excluded when calculating the Current Value. This provision does not apply to partial surrenders due to loan defaults made from the Contract and does not apply to full surrender requests.

Endorsed and made a part of this Contract.





                                   /s/ Edmund F. Kelly
                                       President
                                       Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

Add the following paragraph to subsection (a) of the Contract's Loan provision (added via separate Loan Endorsement) as follows:

         If a Contract Holder is married, his or her spouse must consent in writing to a loan request. This consent must be given within the 90 day period before the loan is to be made.

The current provision under Section 5.04(b) entitled Control of Contract is deleted and replaced by the following:

         This is a Contract between the Contract Holder and Aetna only to satisfy the "purchase" requirements of Section 403(b)(1) of the Internal Revenue Code of 1986. The Contract Holder has no right, title or interest in the amounts held under the Contract either by reason of remitting Purchase Payment(s) or applying for this Contract.

         The Contract Holder shall notify Aetna in writing of the applicability of Title I of the Employee Retirement Income Security Act of 1974 as amended by subsequent law including the Retirement Equity Act of 1984
         (Act) to the Plan. Aetna shall rely on the Contract Holder's determination and representation of applicability.

         Each Contract Holder shall own all amounts held in his or her Individual Account. Each Contract Holder may make any choices allowed by this Contract for his or her Individual Account. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract and any Individual Accounts shall not be subject to the claims of any creditors. This Contract and any Individual Accounts are nonassignable, except to Aetna in the amount of any outstanding loan plus interest or pursuant to a "qualified domestic relations order" as set forth under the Act, and nontransferable.

Section 5.04(c) is deleted and replaced as follows:

         Each Contract Holder shall name a beneficiary. However, if the Contract Holder is married on the date of death, and the named beneficiary is other than the current spouse, Aetna shall disregard the named beneficiary if upon the Contract Holder's death:

         (1)     The Contract Holder had not reached age 35; or

         (2) The Contract Holder had reached age 35, and the appropriate preretirement survivor benefit waiver and spousal consent form have not been submitted to Aetna.

         Any existing or future beneficiary designations not in conformance with this provision or null and void.

Section 5.04(e) entitled Sum Payable at Death is deleted and replaced as follows:

         The Current Value payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan. Aetna will pay the Current Value to the beneficiary when:

         (1)     The Contract Holder dies before Annuity payments start; and

         (2)     The notice of death is received in good order by Aetna.

     The sum payable will be the Current Value on the date when the notice is received in good order at Aetna's Home Office. The beneficiary may choose to apply any sum under an Annuity Option (see Annuity Provisions), subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

         If the beneficiary is the surviving spouse, the first Annuity payment or the lump sum payment may be deferred to a date not later than when the Contract Holder would have attained age 70-1/2 or such later date as may be allowed under Federal law or regulations. If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to an Annuity Option within one year of the Contract Holder's death or be paid to the beneficiary within 5 years of Contract Holder's death (see Part IV). In no event may payments to any beneficiary under an Annuity Option extend beyond the life of the beneficiary or any period certain greater than the beneficiary's life expectancy. If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

Add the following provision to Section 5.04(f) entitled -Surrender Value:

         Surrender Restrictions: Limitations apply to full and partial surrenders of the Restricted Amount from this Contract, as required by Code Section 403(b)(11). The Restricted Amount is the sum of:

         (a) Net Purchase Payments attributable to Contract Holder salary reduction contributions made on and after January 1, 1989; plus

         (b) The net increase, if any, in the Current Value of the Contract Holder's Individual Account after December 31, 1988 attributable to investment gains and losses and credited interest.

         The Restricted Amount may be fully or partially surrendered only if one or more of the following conditions are met:

         (a)     The Contract Holder has reached age 59-1/2;

         (b)     The Contract Holder has separated from service;

         (c)     The Contract Holder has died;

         (d) The Contract Holder has become disabled, within the meaning of Code Section 72(m)(7); or

         (e) The withdrawal is otherwise allowed by federal law, regulations or rulings.

         A full or partial surrender is also allowed if the Contract Holder incurs a "hardship" as that term is defined in the Code or regulations under 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need, or the Net Purchase Payments attributable to Contract Holder salary reduction contributions made on and after January 1, 1989.

         Aetna may require that the Contract Holder certify and/or provide satisfactory proof that one of these conditions has been met before a surrender request will be considered to be in good order.

         The Contract Holder or beneficiary must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence.

Section 5.04(g) is renumbered as Section 5.04(j).

Add the following as the new Section 5.04(g):

         Limitation on Contributions: The Purchase Payment(s) made to a Contract Holder's Individual Account in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code Section 403(b)(2) or the annual additions limitation of Code Section 415(c)(1). In addition, in no event may the Purchase Payment(s) attributable to elective deferrals as defined in Code Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code Section 402(g)(8) applies.

Add the following provision as Section 5.04(h) as follows:

         Timing of Distributions: The distribution of benefits accrued after December 31, 1986, must be made in a lump sum or must begin not later than the April 1 of the calendar year following the calendar year in which the Contract Holder attains age 70-1/2. However, for a Contract Holder who attained age 70-1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Contract Holder retires.

         The above does not apply if the Contract Holder is employed by a governmental entity or a church. For Contract Holders of such an employer, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Contract Holder attains age 70-1/2 or retires, whichever occurs later.

         The required distribution described in either of the above rules must be made over the life of the Contract Holder (or the joint lives of the Contract Holder and beneficiary) or over a period not exceeding the life expectancy of the Contract Holder (or the joint life expectancies of the Contract Holder and the beneficiary).

         If the Contract Holder does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

Endorsed and made a part of the Contract effective on October 15, 1990 or the effective date of the Contract whichever is later.


                                    /s/ John J. Martin
                                        President
                                        Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


Add the following provision as Section 5.04(i) Distribution Options as follows:

The following distribution options may be elected by the Participant.

(a) Estate Conservation Option (ECO): A distribution option under which a portion of the Individual Account Current Value will automatically be surrendered and distributed each year.

         (1)     An ECO payment will be determined in the following manner:

                 a. Payments will commence no earlier than the year in which the Participant attains age 70 1/2, and will be calculated on the full Current Value of the Individual Account, except as provided in b.

                 b. If Aetna maintains separate records of the value of the account as of December 31, 1986, (see below), payments made on or after the year in which the Participant attains age 75 will only be calculated on amounts contributed after December 31, 1986, plus all interest credited after that date. The method under this rule is only used upon election of the Participant and will no longer be effective if the Participant submits a withdrawal request in addition to a scheduled ECO payment from the Individual Account, at which time ECO payments will then be determined under a.

                           Aetna will maintain separate records if the Participant has not requested any withdrawals from his or her Individual Account since December 31, 1986. If a Participant attained age 70 1/2 prior to 1988 or is a Participant in a governmental or church Tax Deferred Annuity (TDA) plan, the Participant must be retired in order to qualify under b.

         (2) Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Individual Account Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor.

                 As elected by the Participant, the factor is either the single life or joint life expectancy based on tables in Section 401(a)(9) of the Code or related regulations. If joint life expectancy is elected and the Participant or spouse dies, payments will be calculated based on the survivor's life expectancy.

                 These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Contract while ECO is in effect.

         (3) Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account.

         (4) Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70 1/2. Subsequent distributions will be made annually on June 15 or such other date Aetna may designate or allow.

         (5) Elections and Revocation: ECO may be elected by the Participant by submitting a completed and signed election form to Aetna's Home Office. If the Contract Holder has notified Aetna that the TDA Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Participant must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

                 Once elected, this option may be revoked by the Participant by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once.

         (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

(b) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Individual Account Current Value will automatically be surrendered and distributed each year.

         (1) Amount of Distribution: The Participant may elect one of the two payment methods described below.

          [bullet] Specified Amount: Payments of a designated dollar amount which must be no greater than 10% of the initial Current Value and shall remain constant unless a higher amount is required under Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the Participant. The life expectancy factor for this purpose will be the Participant's life expectancy at the time of the election of this option, and with each subsequent calendar year the factor will be reduced by one. The minimum required distribution will be determined by dividing the Individual Account Current Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor. At its discretion, Aetna may require a minimum initial payment amount; or

         [bullet]       Specified Period: Payments which are made over a period
                         of time which must be at least 10 years, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Individual Account

                         Current Value as of December 31 of the prior year, including any outstanding loan(s), by the number of payment years remaining.

                 The life expectancy factor is either the single life or joint life expectancy, as elected by the Participant, based on tables in Section 401(a)(9) of the Code or related regulations. If the joint life expectancy is elected, upon the death of either the Participant or the spouse, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described in (b)(1). Payments upon the Participant's death will continue in the manner described above, unless the spouse elects an alternate payment mode. Any mode elected must provide payments to be made at least as rapidly as those made prior to the Participant's death.

                 These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Contract while SWO is in effect.

         (2) Minimum Initial Current Value: At its discretion, Aetna may require a minimum, initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the Individual Account.

         (3) Date of Distribution: The Participant shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70-1/2.

                 SWO payments will be made annually. Subsequent distributions will be made annually on June 15 or such other date Aetna may designate or allow.

         (5) Elections and Revocation: SWO may be elected by the Participant by submitting a completed and signed election form to Aetna's Home Office. If the Contract Holder has notified Aetna that the TDA Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Participant must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

                 Once elected, this option may be revoked by the Participant by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

         (6) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

Endorsed and made a part of the Contract effective on October 15, 1990 or the effective date of the Contract whichever is later.


                                   /s/ John J. Martin
                                       President
                                       Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 entitled Surrender Fee as follows:

No Surrender Fee is deducted from any portion of the Current Value which is paid:

         (d) When the Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months. If there is more than one Contract, then this provision will only apply when the total in all of the Contracts is $2,500 or less; or

         (e) In an amount equal to or less than 10% if the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2 and less than 70 1/2. The Current Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Contract are excluded when calculating the Current Value. This provision does not apply to partial surrenders due to loan defaults made from the Contract and does it apply to full surrender requests.

Endorsed and made a part of this Contract.





                                /s/ Edmund F. Kelly
                                    President
                                    Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed to amend and restate the previous Guaranteed Interest Account (GI Account) endorsement as follows:

Add to Section 1. GENERAL DEFINITIONS the following paragraph:

         Maturity Date: The last day of a GI Account Term.

         Matured Term Value: The amount payable on a GI Account Term's Maturity Date.

         Nonunitized Separate Account: An account set up by Aetna under Title 38, Sec. 38-154a, of the Connecticut General Statutes, which is used to hold assets for GI Account Terms greater than three years. The Contract Holder does not participate in the investment gain or loss from the assets held in the GI Account.

Section 3.08, - Transfer of Current Value from the Fund(s) is deleted and replaced by the following:

         Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund or GI Account:

         (a)     To any other allowable Fund;

         (b)     To the Fixed Account; or

         (c) To Terms of the GI Account available in the current Deposit Period. Amounts in a specific GI Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see 3.15(f)).

The following amended and restated provision now designated Section 3.15 - Guaranteed Interest Account (GI Account) is described and limited as follows:

The GI Account provides a guaranteed effective annual yield for Net Purchase Payments and transfers held in the GI Account for stipulated periods of time (see (a) and (b) below).

(a) Deposit Period - A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s) and transfers are accepted into the GI Account for one or more Guaranteed Terms.

(b) Guaranteed Term (Term) - The period of time for which Guaranteed Effective Yields are earned on Net Purchase Payment(s) and on transfers made into a Deposit Period of the GI Account. Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

(c) Guaranteed Term Classifications (Classifications) - The grouping of Terms according to their time to maturity. The following are the
         Classifications:

         (1)     Short-Term: Terms of up to and including 3 years; or

         (2) Long-Term: Terms of greater than 3 years and up to and including 10 years.

         During a Deposit Period, Aetna may make available one or more Terms within a Classification. The Contract Holder has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Contract Holder.

(d) Guaranteed Effective Yields (Yields) - The effective annual yield(s) are guaranteed by Aetna for Net Purchase Payment(s) and transfers accepted into a Deposit Period for available Terms in the GI Account Yield(s) will gradually increase to the end of a Term and will never be less than 4%.

         Representative Yields for 5 year Terms are shown in the Table (see (j) below). The Yields are shown for Net Purchase Payment(s) accepted into Terms of the GI Account during a Deposit Period and held to the end of each subsequent elapsed quarter. Tables for other Yields and Terms will be provided upon request and will be computed on a basis consistent with the representative Yield(s) in the Table (see (j) below).

         The ending Term Effective Yield is the rate which Aetna will declare prior to each Deposit Period. Aetna will also calculate the interim Yield(s). Aetna will add interest daily for each applicable quarter.

(e) Withdrawals from GI Account - Full or partial surrenders may be requested at any time from the GI Account prior to the end of a Term. The amount withdrawn before the Maturity Date of a Term will receive a Yield which is reduced from the ending Term Effective Yield. The reduced Yield will never be less than 4%.

         Full and partial surrenders are satisfied by withdrawing amounts from each of the Fund(s), the Fixed Account, the GI Account Short-Term Classification and the GI Account Long-Term Classification on a pro rata basis. However, the Contract Holder may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

         For purposes of withdrawals, Terms within the GI Account Short-Term and Long-Term Classifications are considered as two separate investment options. Also, amounts will be removed within a GI Account Classification starting with the Term still in effect with the oldest Deposit Period.

         Any withdrawal which is a surrender will be subject to the Maintenance Fee and Surrender Fee as appropriate.

         Net Purchase Payment(s) withdrawn from the GI Account under the Sum Payable at Death provision prior to the end of a Term will earn the Yield stated for the Net Purchase Payment(s) remaining in the Classification of the GI Account to the end of the Term.

(f) Transfers - Twelve times during each calendar year, any portion of the amounts held in Classifications of the GI Account may be transferred to any other accumulation option(s) available under the Contract. The Transfer of any portion of the GI Account value at the Maturity Date of a Term is not counted for this purpose.

         Such transfers are subject to the Withdrawal provision (see (e) above).

         Amounts may be transferred from any of the Fund(s) to Terms available in the GI Account's current Deposit Period.

         Aetna may allow transfers from the Fixed Account at certain times under the following conditions:

         (1) 10% of the Current Value in the Fixed Account under the Contract may be transferred to the Fund(s) and/or to GI Account Terms during the then current. Deposit Period without charge. The transfer will be allowed once per calendar year except as provided in (2) below. Fixed Account transfers are not allowed under an Annuity Option.

         Aetna may, for temporary periods of time allow any larger percentage to be transferred.

         (2) Any remaining balance in the Fixed Account under the Contract may be transferred by the Contract Holder in its entirety to the Fund(s) and/or Terms available in the GI Account's current Deposit Period if:

                 (a) The Current Value in the Fixed Account under the Contract is $2,000 or less; or

                 (b) The maximum percentage allowed was transferred from the Fixed Account in each of the four consecutive prior calendar years and no additional Net Purchase Payment(s) to the Contract have been allocated to the Fixed Account during the same four consecutive calendar year periods.

         The Current Value of the Fixed Account, as used above, is the value when the request is received at Aetna's Home Office in good order.

         Amounts in a specific GI Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see (g) below).

(g) Maturity Date/Reinvestment - For all GI Account Term(s) existing as of the effective date of this endorsement in addition to GI Account Term(s) announced subsequent to that date, the Contract Holder will be mailed a notice at least 18 calendar days before a Term's Maturity Date. This notice will contain the current Deposit Period's Yield(s), Term(s) and a projected Matured Term Value.

         The Matured Term Value may be surrendered or transferred on the Term's Maturity Date. If no specific direction is given by the Contract Holder prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. Within two business days after the Maturity Date, the

         Contract Holder will be mailed a confirmation statement. This statement will state the Terms and Yields which will apply to the reinvested Matured Term Value.

         During the calendar month following the Term's Maturity Date, the Contract Holder may notify Aetna's Home office to transfer or surrender all or part of the Matured Term Value plus any interest accrued thereon from the GI Account. This provision only applies to the first such request received from the Contract Holder during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request:

         (1) To any Terms of the GI Account available in the current Deposit Period; or
         (2)     To any other allowable Fund(s).

         If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All surrender and transfer requests will be processed as of the date they are received in good order at Aetna's Home Office.

(h) Current Value - Current Value will also include any amounts in the GI Account, including GI Account interest added by Aetna.

(i) Deposits to the GI Account - All amounts in the GI Account under the Short-Term Classification are made to the General Account.

         All amounts in the GI Account under the Long-Term Classifications are made to a Nonunitized Separate Account. There are no discrete units for this Nonunitized Separate Account. The Contract Holder does not participate in the gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

         For Terms under both the Short-Term and Long-Term Classifications, Aetna guarantees stipulated Yields to be credited to the GI Account. All assets of Aetna including amounts made to the GI Account are available to meet the guarantees under the GI Account.

(j) Table of Representative Yields - Five Year Terms: Please note that the following examples are based on hypothetical percentages for the Guaranteed Effective Yield. Actual past effective yields and future effective yields may vary.

                         Guaranteed Effective   Guaranteed Effective   Guaranteed Effective    Guaranteed Effective
                         Yield at end of        Yield at end of        Yield at end of         Yield at end of
End of Quarter           Quarter                Quarter                Quarter                 Quarter
--------------           --------------------   --------------------   --------------------    --------------------
01                            5.7421%                5.9860%                6.2283%                 6.4689%
02                            5.5103%                5.6493%                5.7872%                 5.9241%
03                            5.4772%                5.5744%                5.6709%                 5.7666%
04                            5.5057%                5.5806%                5.6548%                 5.7283%
05                            5.5610%                5.6219%                5.6822%                 5.7420%
06                            5.6305%                5.6818%                5.7326%                 5.7830%
07                            5.7082%                5.7524%                5.7964%                 5.8745%
08                            5.7912%                5.8302%                5.8689%                 6.8182%
09                            5.8778%                5.9126%                6.5664%                 7.5655%
10                            5.9667%                6.1733%                7.1726%                 8.1720%
11                            6.0574%                6.6750%                7.6745%                 8.6740%
12                            6.1335%                7.0972%                8.0968%                 9.0964%
13                            6.4576%                7.4573%                8.4570%                 9.4567%
14                            6.7684%                7.7682%                8.7680%                 9.7677%
15                            7.0394%                8.0392%                9.0391%                10.0389%
16                            7.2778%                8.2776%                9.2775%                10.2774%
17                            7.4891%                8.4890%                9.4889%                10.4888%
18                            7.6777%                8.6776%                9.6776%                10.6775%
19                            7.8471%                8.8470%                9.8470%                10.8470%
20                            8.0000%*               9.0000%*              10.0000%*               11.0000%*

* Ending Term Effective Yield.

The GI Account cannot be used as a pay-out option under the ANNUITY PROVISIONS of the Contract.

Endorsed and made a part of this Contract on May 1, 1991 or the effective date of the Contract whichever is later.


                                 /s/ John J. Martin
                                     President
                                     Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed as follows:

The Contract section entitled General Definitions is amended to include the following terms:

         Aetna GET Fund (GET Fund): An open-end registered management investment company organized as a series fund. Each series of GET Fund constitutes a separate Fund under this Contract.

         Allocation Period: The period of time, usually from one to three months, during which amounts may be allocated to a series of GET Fund, whether by Transfer or by Net Purchase Payment(s). Each series of GET Fund will have a specific Allocation Period.

         At its discretion, Aetna may allow additional amounts to be allocated to a series of GET Fund during the Guarantee Period. The Guarantee established at the close of the Allocation Period will apply to these amounts.

         At its discretion, Aetna may specify a minimum amount per Transfer and per Net Purchase Payment amount for each series prior to the beginning of the Allocation Period for that series.

         Aetna will specify a minimum amount of assets that a series of the GET Fund must contain at the close of the Allocation Period; and reserves the right to terminate a series if it does not meet this minimum standard. If Aetna elects to terminate the GET Fund and not to start the Guarantee Period, Aetna will mail each Contract Holder with amount(s) in the series a notice that the series is being canceled. The cancellation notice will be mailed no later than 15 calendar days after the Allocation Period ends. The Contract Holder will have 45 calendar days from the end of the Allocation Period to Transfer the Current Value of the canceled series of GET Fund to another accumulation option(s). If no Transfer is made prior to the end of the 45 calendar day period, the Current Value in the canceled series of GET Fund will be transferred to Aetna Variable Encore Fund, a money market fund during the next Valuation Period.

         Aetna will also specify the maximum amount of assets that will be accepted into a series of the GET Fund; and reserves the right to not allow additional allocation to a series if it exceeds this maximum standard. If Aetna elects not to allow additional allocation to the series of GET Fund, Aetna will stop accepting Net Purchase Payments and Transfers into the series 10 calendar days after such election. The Allocation Period will continue until the date the Guarantee Period begins.

         GET Fund Maturity Date: The date at which the Guaranteed Period for a series will end and the GET Fund Record Units for that series will be liquidated. Another accumulation option must then be elected. If no such election is made by the GET Fund Maturity Date, the portion of the Current Value based on that GET Fund series will be transferred to the Allocation Period for another series of GET Fund. If no GET Fund Series is available, 50% of the Current Value from that GET Fund series will be transferred to Aetna Variable Fund, a growth and income fund. The remaining 50% of the Current Value will be transferred to Aetna Income Shares, a bond fund. The Transfers will be made during the next Valuation Period. Such Transfers will not be counted as one of the free Transfers. The GET Fund Maturity Date will be specified before the Allocation Period for that series begins.

         Guarantee: Aetna guarantees that on a series' GET Fund Maturity Date, the value of each GET Fund Record Unit then outstanding in that series will not be less than the value of the Record Unit on the last day of the Allocation Period. Aetna will transfer any amount necessary from its general account to the Separate Account in order to bring that Record Unit Value to the guaranteed level. This Guarantee does not apply to GET Fund Record Unit Values withdrawn or transferred before the GET Fund Maturity Date.

         Guaranteed Period: The length of time to which the Guarantee applies for a series, ending on the GET Fund Maturity Date. This period will be specified before the Allocation Period for a series begins.

The Contract section entitled Fund(s) is amended to add the following sentence:

         Unless specifically indicated otherwise in this Contract, all references to Fund(s) in this Contract shall include each series of GET Fund.

The Contract section entitled Net Return Factor(s) - Separate Account is hereby endorsed to add the following as subsection (f):

         Minus a daily fee at an annual rate of 0.25% during the Guaranteed Period for Aetna's guarantee of GET Fund Record Unit Values. This fee will be determined prior to the start of any series of GET Fund's Allocation Period.

The Contract section entitled Transfer of Current Value from the Funds is amended to include the following paragraph at the end of this provision:

         Withdrawals or Transfers from a GET Fund series before the Maturity Date will be at the then applicable GET Fund Record Unit Value, which may be more or less than the Record Unit Value guaranteed at the GET Fund Maturity Date.

The Contract section entitled Reinstatement is amended to include the following paragraph at the end of this provision:

         Amounts attributable to GET will be reinstated to the Allocation Period of a GET series, if available. If a GET series Allocation Period is unavailable, amounts will be reallocated among other Fund(s), the Fixed Account and the GI Account, (if applicable), on a prorata basis.

The Contract section entitled Choice to be Made is amended to include the following paragraph at the end of this provision:

         Contract values based on any GET Fund series must be transferred to another accumulation option prior to election of an Annuity Option.

Endorsed and made a part of this Contract on the effective date of the Contract.



                                  /s/ Dan Kearney
                                      President
                                      Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


The Contract and the Certificate, (as applicable), is hereby endorsed.

The term Valuation Period under General Definitions is amended to read as follows:

         The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract and the Certificate, (as applicable).



                              /s/ G. G. Benanav
                                  President
                                  Aetna Life Insurance and Annuity Company